                                                                    Exhibit 99.1

For Immediate Release                      Contact:  Rubenstein Associates, Inc.
                                                                 Marcia Horowitz
                                                                  (212)-843-8014
Lone Star Steakhouse & Saloon, Inc.                                Nasdaq:  STAR
First Quarter Fiscal Preliminary Unaudited Earnings Release
Wichita, Kansas                                                      May 1, 2006

Lone Star  Steakhouse  &  Saloon,  Inc.  ("Lone  Star" or  "Company")  announced preliminary  unaudited operating results for the twelve week first quarter ended
March 21, 2006.

For  the  quarter,   revenue  from  continuing   operations  increased  2.9%  to
$160,781,000 from $156,284,000 in 2005.

Income from  continuing  operations for the first quarter was $5,667,000 or $.27 per share  ($.25  diluted)  compared  to  $11,223,000  or $.55 per  share  ($.50 diluted) in the prior year.

Included  in income from  continuing  operations  for both the first  quarter of fiscal 2006 and 2005 was non-cash stock  compensation  expense of $1,211,000 and
$692,000  respectively,  which net of applicable income taxes, had the effect of decreasing net income by $838,000 and $520,000, respectively.

Loss from  discontinued  operations  for the first  quarter  of fiscal  2006 was
$1,881,000  or $.09 per share  ($.08  diluted)  compared to $314,000 or $.01 per share ($.01 diluted) in the prior year.

Net income for the first quarter,  including loss from discontinued  operations, was  $4,387,000 or $.21 per share ($.20  diluted) as compared to  $10,909,000 or
$.54 per share ($.49 diluted) in the prior year.  Included in the net income for the first quarter was a favorable,  cumulative  effect of a change in accounting principle of $601,000, net of tax, resulting from the adoption of the provisions of  the  Statement  of  Financial  Accounting  Standards  (SFAS)  No.  123  (R),
SHARE-BASED PAYMENT, effective as of the beginning of fiscal 2006.

Consolidated  comparable  store  sales  growth for the  Company was 1.9% for the first quarter.  First quarter  comparable store sales growth by concept was 0.2%
for domestic  Lone Star  Steakhouse & Saloon  restaurants,  5.3% for  Sullivan's
Steakhouse  restaurants,   8.0%  for  Del  Frisco's  Double  Eagle  Steak  House
restaurants and 4.3% for Texas Land & Cattle Steak House restaurants.

While  comparable  store  sales  improved in the first  quarter of fiscal  2006, continued high beef and  restaurant  operating  expenses  resulted in net income declining  $6,522,000 from the comparable period in fiscal 2005. The closed Lone
Star  restaurants  accounted for $1,567,000 of this decline offset by a $601,000 favorable  impact  from the  cumulative  effect of  accounting  change  from the adoption of SFAS No. 123 (R).

On March 11,  2006,  the  Company's  Board of  Directors  approved  management's recommendation to close immediately 30  under-performing  Lone Star Steakhouse &
Saloon  restaurants.  This group of stores consists of 13 owned locations and 17 leased  locations with net carrying values totaling  approximately  $20,113,000, consisting primarily of real estate which is classified as assets held for sale.
In conjunction with the restaurant closings,  the Company incurred a pretax loss of $1,260,000 including impairment losses of approximately $2,468,000 related to assets abandoned or to be sold,  offset by a credit of $1,208,000 to reflect the estimated fair value of the remaining lease liabilities, less the recognition of the remaining  deferred rent obligation for these leased locations.  These store closings were the result of  management's  analysis of the  performance of these stores and related return on  investment.  The Company closed these stores after business  hours on March 12, 2006 and is  currently  seeking to sell or sublease these assets.

The  Company  expects  estimated  proceeds  from  the sale of  these  assets  of approximately  $20,000,000.  The  Company  continues  to review  underperforming stores for potential closure.

Thus far in fiscal 2006,  three new Lone Star  Steakhouse & Saloon  Restaurants.
have opened,  three remodels have been  completed;  there are nine new Lone Star restaurants currently in various stages of construction.  Additionally, five new
Texas Land & Cattle  restaurants,  one new Del Frisco's Double Eagle Steak House and one new Sullivan's Steakhouse are currently under construction.  The Company is actively pursuing additional sites for all of its concepts.

During the first quarter of 2006 and 2005,  the Company did not  repurchase  any shares of its common stock. The current  repurchase  authorization has 2,026,000 shares remaining.

For interested parties, there will be a conference call with management at 10:00
AM Central Time on Tuesday,  May 2, 2006 to discuss this first quarter  earnings release.  The call in  number is  (913)-981-4914  and the  confirmation  code is
7442235. A recorded replay of the conference call will be available from 1:00 PM
Central  Time on May 2, 2006 thru  midnight  May 15,  2006.  The replay  call in number is  (719)-457-0820  and the confirmation  code is 7442235.  A listen only connection to the conference  call, as well as the replay,  will be available on the internet through the Company's website, www.lonestarsteakhouse.com.

Lone Star currently owns and operates 224 domestic Lone Star Steakhouse & Saloon restaurants,  15 Sullivan's  Steakhouse  restaurants;  five Del Frisco's  Double
Eagle  Steak  House   restaurants  and  20  Texas  Land  &  Cattle  Steak  House restaurants.  Licensees  operate four  domestic and 13  international  Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

This  press  release  contains  certain  forward-looking  statements  within the meaning of Section 27A of the  Securities  Act of 1933, as amended,  and Section
21E of the  Securities  Exchange Act of 1934,  as amended.  Although the Company believes the assumptions  underlying the  forward-looking  statements  contained herein,  including  future  operating  performance,  comparable  sales  and  the development plans of the Company,  are reasonable,  any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in the press release will prove to be accurate.

                       LONE STAR STEAKHOUSE & SALOON, INC.
   UNAUDITED SUMMARY FINANCIAL DATA FOR THE FIRST QUARTER OF FISCAL YEAR 2006
                  ( IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS )

                                                             Mar. 21             Dec. 27
                                                              2006                 2005
                                                          ------------         ------------
Current Assets:
   Cash, cash equivalents and S-T investments             $     59,857         $     63,602
   Other current assets                                         62,385               69,583
                                                          ------------         ------------
Total current assets                                           122,242              133,185
Property and equipment, net                                    325,333              318,514
Intangibles and other assets                                    66,367               66,114
                                                          ------------         ------------
                                                          $    513,942         $    517,813
                                                          ============         ============

Current liabilities                                       $     65,041         $     69,916
Noncurrent liabilities                                          35,301               35,556
Stockholders' equity                                           413,600              412,341
                                                          ------------         ------------
                                                          $    513,942         $    517,813
                                                          ============         ============

                                                                  For the first quarter ended
                                                          --------------------------------------------
                                                             March 21, 2006        March 22, 2005
                                                          -------------------- -----------------------
                                                                $        %           $         %
                                                          ------------ ------- -------------  --------
Net Sales                                                 $    160,781  100.0   $    156,284   100.0
Costs and expenses:
   Costs of sales                                               58,671   36.5         52,925    33.9
   Restaurant operating expenses                                76,261   47.4         70,493    45.1
   Depreciation and amortization                                 4,238    2.6          4,077     2.6
                                                          ------------  -----   ------------   -----
     Restaurant costs and expenses                             139,170   86.5        127,495    81.6
General and administrative expenses                             13,425    8.4         12,145     7.7
                                                          ------------  -----   ------------   -----
Income from operations                                           8,186    5.1         16,644    10.7
Other income                                                       264    0.2            146     0.1
                                                          ------------  -----   ------------   -----
Income from continuing operations before income taxes            8,450    5.3         16,790    10.8
Provision for income taxes                                       2,783    1.8          5,567     3.6
                                                          ------------  -----   ------------   -----
Income from continuing operations                                5,667    3.5         11,223     7.2
Loss from discontinued operations - Net of tax                  (1,881)  (1.2)          (314)   (0.2)
                                                          ------------  -----   ------------   -----
Income before cumulative effect of accounting change             3,786    2.3         10,909     7.0
Cumulative effect of accounting change, net of tax                 601    0.4              -     0.0
                                                          ------------  -----   ------------   -----
Net Income                                                $      4,387    2.7   $     10,909     7.0
                                                          ============  =====   ============   =====
Basic income (loss) per share:
   Continuing operations                                  $       0.27          $       0.55
   Discontinued operations                                       (0.09)                (0.01)
   Cumulative effect of accounting change                         0.03                     -
                                                          ------------          ------------
Basic income per share                                    $       0.21          $       0.54
                                                          ============          ============
Diluted income (loss) per share:
   Continuing operations                                  $       0.25          $       0.50
   Discontinued operations                                       (0.08)                (0.01)
   Cumulative effect of accounting change                         0.03                     -
                                                          ------------          ------------
Diluted income per share                                  $       0.20          $       0.49
                                                          ============          ============
Average shares outstanding - Basic                          20,651,363            20,295,543
Average shares outstanding - Diluted                        22,233,611            22,211,391

Continuing restaurants included at end of period                   264                   292

Comparable sales growth (decline)                                1.9%                  (0.7)%

                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                   (UNAUDITED)

EBITDA from continuing operations and adjusted EBITDA from continuing operations are non-GAAP  financial  measures used by  management,  as well as some industry analysts, to measure operating performance.  We believe that presenting adjusted
EBITDA from  continuing  operations  is useful to investors  because the measure excludes infrequent charges related to specific non-recurring  transactions,  as we believe that these items are not indicative of our operating performance.  We believe  that  EBITDA  from  continuing  operations  and  adjusted  EBITDA  from continuing  operations  are useful  supplements  to net income and other  income statement data in  understanding  income from  operations that best reflects our operating performance.

When  evaluating  EBITDA from  continuing  operations  and adjusted  EBITDA from continuing operations, investors should consider, among other things, increasing and decreasing  trends in EBITDA from continuing  operations and adjusted EBITDA from continuing  operations.  However, these measures should not be construed as alternatives to operating  income (as an indicator of operating  performance) or cash provided by operating  activities (as a measure of liquidity) as determined in accordance  with GAAP.  All companies do not calculate  adjusted  EBITDA from continuing operations in the same manner. Accordingly,  the adjusted EBITDA from continuing  operations  measures  presented  below  may  not  be  comparable  to similarly titled measures of other companies.

As used herein, "GAAP" refers to accounting principles generally accepted in the
United States of America.

                                                For the twelve weeks ended
                                          ----------------------------------------
     (dollars in thousands)                March 21, 2006        March 22, 2005
                                          -----------------    -------------------

Income from continuing operations             $      5,667       $       11,223
   Adjustments:
     Interest expense, net                               -                    -
     Income tax expense                              2,783                5,567
     Depreciation and amortization                   5,000                4,732
                                              ------------       --------------
EBITDA from continuing operations             $     13,450       $       21,522
   Adjustments:
     Non-cash stock based compensation               1,211                  692
                                              ------------       --------------
Adjusted EBITDA from continuing operations    $     14,661       $       22,214
                                              ============       ==============